Exhibit 10.22

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT (this “Agreement”), dated as of February 22, 2016 (the “Effective Date”), is entered into by and among Biodesix, Inc., a Delaware corporation (the “Company”) and each of the holders set forth on Exhibit A hereto (each a “Holder”). Certain terms used herein are defined in Section 1.1 hereof.

Preamble

The Company and certain investors (“Investors”), including the Holders, entered into a Series F Preferred Stock and CVR Purchase Agreement, dated as of January 29, 2016, pursuant to which such investors acquired shares of the Company’s Series F Preferred Stock and contingent value rights as set forth in this Agreement (such financing being the “Financing”).

As an incentive to invest in the Financing, the Company has offered Investors the right to participate in the contingent value rights described in this Agreement if such Investors purchased more than their pro-rata amount in the Financing, but only to the extent the total amount raised in the Financing exceeded $20,202,323 (including conversion or cancellation of indebtedness).

The parties have done all things necessary to make the CVRs, when issued, the valid obligations of the Company and to make this Agreement a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Pursuant to and subject to the terms of this Agreement, one CVR will represent 0.00375% of the Company’s interest in the drug ficlatuzumab.

Agreement

NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions.

(a)    For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)    the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(ii)    all accounting terms used herein and not expressly defined herein shall have the meanings assigned to such terms in accordance with United States generally accepted accounting principles, as in effect on the date hereof;

(iii)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(iv)    unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa; and

(v)    all references to “including” shall be deemed to mean including without limitation.

(b)    The following terms shall have the meanings ascribed to them as follows:

“Affiliate” means (i) with respect to any person, any member of the immediate family of such person or any entity controlled, directly or indirectly, by such person and/or members of the immediate family of such person, and (ii) with respect to any entity, (a) any Person that, directly or indirectly, controls, is controlled by or is under common control with, such entity.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a resolution duly adopted by the Board of Directors.

“Business Day” means any day other than a Saturday, Sunday or a day on which the banks in New York are authorized or obligated by law or executive order to close.

“CVR Payment Amount” means [***]

“CVR Payment Date” means [***]

“CVR Payment Event” means [***]

“CVRs” means the contingent value rights issued by the Company pursuant to this Agreement.

“Ficla Amount” means, for any given calendar year, the proceeds to the Company of all CVR Payment Events in such year, less all of the Company’s costs and expenses associated with development, marketing, sale, production, manufacture, licensing of ficlatuzumab or of rights relating to ficlatuzumab since the last CVR Payment Event (excluding the costs of the FOCAL clinical trial), and less any amount determined by the Company to be necessary to maintain adequate reserves to cover potential future negative cash flows resulting from the Company’s ownership rights in the drug ficlatuzumab; provided that any negative Ficla Amount from a previous calendar year shall carry forward to the following year’s Ficla Amount. For the purposes of clarity, the Company’s interest in the diagnostic test that identifies patients likely to respond to ficlatuzumab, BDX004, shall not be included in the definition of Ficla Amount.

“Holder” has the meaning set forth in the preamble hereto.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any applicable successor statute.

“Majority of CVR Holders” means the Holders of a majority of the outstanding CVRs; for this purpose, CVRs beneficially owned by the Company or by any Affiliate of the Company, shall be considered as though not outstanding.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

“Royalty Percentage” shall mean 15% such other percentage as amended pursuant to Section 4.1(a)(v).

“Surviving Person” has the meaning set forth in Section 5.1(a).

ARTICLE II

CONTINGENT VALUE RIGHTS

Section 2.1    CVRs. On the Effective Date, each Holder shall hold the number of CVRs set forth next to such Holder’s name on Exhibit A hereto. Exhibit A may set forth fractional CVRs to one decimal place.

Section 2.2    Restrictions on Transfer.

(a)    No CVR shall be Transferred, and the Company shall not recognize any such Transfer, except upon the conditions specified in this Section 2.2, which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and Section 2.6. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of a CVR held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. For purposes of this Agreement, the term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any CVR.

(b)    Each Holder hereby agrees that the following legend may be placed upon any counterpart of this Agreement or any other document or instrument evidencing ownership of a CVR:

The CVRs represented by this document have not been registered under any securities laws and the transferability of such CVRs are restricted pursuant to the terms and conditions of the Contingent Value Rights Agreement between the holder of this CVR and the issuer. CVRs may not be sold, assigned or transferred, nor will any assignee, vendee, transferee or endorsee thereof be recognized as having acquired any such CVR by the issuer for any purposes, unless sold, assigned or transferred in accordance with the terms of the Contingent Value Rights Agreement between the holder of this CVR and the issuer and (1) a registration statement under the Securities Act with respect to such CVR will then be in effect and such transfer has been qualified to the extent required under any applicable state securities laws, or (2) an exemption from such registration and qualification will be available.

(c)    The holder of each CVR, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.2 and Section 2.6. Before any Transfer of any CVR, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the Transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the Securities and Exchange Commission (the “SEC”) to the effect that the proposed Transfer of such CVR without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed Transfer of the CVR may be effected without registration under the Securities Act, whereupon, subject to Section 2.6, the Holder of such CVR shall be entitled to Transfer such CVR in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes CVRs to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be a party to this Agreement as a “Holder.”

Section 2.3    No Certificate; Registration; Registration of Transfer; Change of Address.

(a)    The CVRs and each Holder thereof shall be listed on Exhibit A hereto, and the CVRs shall not be evidenced by a certificate or any other instrument. The Company shall maintain Exhibit A and make updates and changes to Exhibit A as set forth in this Agreement.

(b)    Upon receipt of the information required by Section 2.2 and Section 2.6 and the completion of all processes required by those sections, the Company shall reflect the transfer of the CVRs on Exhibit A hereto. All duly transferred CVRs shall be the valid obligations of the Company, evidencing the same right and shall entitle the transferee to the same benefits and rights under this Agreement, as those previously held by the transferor. No Transfer of a CVR shall be valid until reflected on Exhibit A hereto, and any Transfer not duly reflected on Exhibit A hereto will not be honored by the Company until it is so reflected, and then it will be honored only prospectively. The Company shall have no duty or obligation under any Section of this Agreement that requires the payment of taxes or charges unless and until it is satisfied that such taxes and/or charges have been or will be paid.

(c)    A Holder may make a written request to the Company to change such Holder’s address as set forth on Exhibit A hereto. The written request must be duly executed by the Holder and conform to such other reasonable requirements as the Company may from time to time establish. Upon receipt of such proper written request, the Company shall promptly record the change of address on Exhibit A hereto.

Section 2.4    Payment Procedures.

(a)    Promptly following the occurrence of a CVR Payment Event, the Company shall set aside the CVR Payment Amount relating to such CVR Payment Event and reserve such amount for future payments pursuant to this Agreement. Such cash amount shall, pending its disbursement to the Holders, be invested by the Company in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, or (iii) money market funds investing solely in a combination of the foregoing. Any interest and other income resulting from such investments shall be applied first to the satisfaction of any fees the Company incurs in holding such amounts, and any remainder (the “Remainder”) shall be paid to the Holders as set forth in Section 2.4(b) below.

(b)    The Company shall establish a CVR Payment Date on each April 30 in the year following a year that a CVR Payment Amount accrues and is payable by the Company to the Holders. On each such CVR Payment Date, the Company shall distribute the CVR Payment Amount, as well as the Remainder, for the prior calendar year to the Holders (each Holder being entitled to receive its pro rata share of such CVR Payment Amount and the Remainder based on (x) the number of CVRs held (as of the third Business Day before the CVR Payment Date) by such Holder as reflected on Exhibit A hereto divided by (y) the total number of CVRs outstanding as of the third Business Day before the CVR Payment Date) by check mailed to the address of each such Holder as then reflected on Exhibit A hereto or as otherwise specified by such Holder.

(c)    The Company shall be entitled to deduct and withhold, or cause to be deducted or withheld, from each CVR Payment Amount otherwise payable pursuant to this Agreement, such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

(d)    Subject to the confidentiality obligations of this Agreement, the Company shall promptly furnish to each Holder who so requests all information and documentation in connection with this Agreement and the CVRs that such Holder may reasonably request, but the Company shall not be required to provide any such information or documentation to any Holder who (i) is a competitor of the Company as reasonably determined by the Board of Directors or (ii) holds fewer than [***] of the total number of CVRs.

Section 2.5    No Voting, Dividends or Interest; No Equity or Ownership Interest in the Company.

(a)    The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder.

(b)    The CVRs shall not represent any equity or ownership interest in the Company. The rights of the holders of CVRs are limited to those expressly set forth in this Agreement, and such holders’ sole right to receive property hereunder is the right to receive cash from the Company in accordance with the terms hereof.

Section 2.6    Right of First Refusal.

(a)    Notice of Transfer. Other than in connection with a Transfer excluded by Section 2.7, if a Holder proposes to Transfer any CVRs then the Holder shall promptly give written notice (the “Notice”) to the Company at least thirty (30) days prior to the closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of CVRs to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

(b)    Company Right of First Refusal. For a period of [***] days (the “Company ROFR Period”) following receipt of any Notice described in Section 2.6(a), the Company shall have the right to purchase all or a portion of the total number of CVRs subject to such Notice on the same terms and conditions as set forth therein. The Company’s purchase right shall be exercised by written notice signed by an officer of the Company (the “Company Notice”) and delivered to the Holder within the Company ROFR Period. The Company shall effect the purchase of the CVRs, including payment of the purchase price, not more than [***] business days after delivery of the Company Notice.

Section 2.7    Exempt Transfers. Notwithstanding the foregoing, the notice, first refusal rights of the Company set forth in Section 2.6 above shall not apply to:

(a)    Any transfer or transfers by a Holder to its members, former members, partners, former partners or stockholders;

(b)    Any transfer to (i) the Holder’s immediate family, (ii) any custodian or trustee for the account or benefit of such Holder or such Holder’s immediate family, (iii) any limited partnership or limited liability company of which the Holder, members of such Holder’s immediate family, or any trust for the account or benefit of such Holder or such Holder’s immediate family (a “family trust”) will be will be the general of limited partner(s) of such partnership or the members of such limited liability company, provided that such partnership or limited liability company, as applicable, is controlled by such Holder, such Holder’s immediate family or a family trust of such Holder or (iv) any entity that is controlled by, controls or is under common control with the Holder, members of such Holder’s immediate family or any trust for the account or benefit of such Holder or such Holder’s immediate family. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the Holder making such transfer, and “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); or

(c)    Any bona fide gift;

provided that in the event of any transfer made pursuant to one of the exemptions provided by clauses (a), (b), or (c), (i) the Holder shall give written notice to the Company prior to the closing of such transfer, which notice shall state under which clause of Section 2.7 the transfer is being made, and (ii) as a condition to the effectiveness of such transfer, the transferee or donee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Holder hereunder. Such transferee or donee shall be treated as the “Holder” for purposes of this Agreement.

Section 2.8    Subordination. The Company agrees, and each Holder by accepting a CVR hereunder agrees, that all obligations under this Agreement and any rights or claims relating thereto are subordinated in right of payment, to the extent and in the manner provided in this Section 2.8 to the prior payment in full in money or money’s worth of all Senior Obligations of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of such Senior Obligations. “Senior Obligations” means the principal of, premium (if any), interest (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on the following existing or future obligations of the Company, and all other amounts owing thereon, (i) with respect to borrowed money, (ii) evidenced by notes, debentures, bonds or other similar debt instruments, (iii) with respect to the net obligations owed under interest rate swaps or similar agreements or currency exchange transactions, (iv) reimbursement obligations in respect of letters of credit and similar obligations, (v) in respect of capital leases, or (vi) guarantees in respect of obligations referred to in clauses (i) through (v) above; unless, in any case, the instrument creating or evidencing the same or pursuant to which the same is outstanding provides that such obligations are pari passu to or subordinate in right of payment to the CVRs. By acceptance of this Agreement, Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by the holders of Senior Obligations and, as a condition to Holder’s rights hereunder, the Company may require that Holder execute such forms of subordination agreement.

ARTICLE III

COVENANTS

Section 3.1    Assignments. The Company shall not, in whole or in part, assign any of its obligations under this Agreement other than in accordance with the terms of Section 5.1 hereof.

Section 3.2    Sale by a Majority of CVR Holders. In the event that a Majority of CVR Holders approve a sale of all CVRs held by such Holders, each other Holder hereby agrees to sell all such Holder’s CVRs on the on the terms and conditions approved by the Majority of CVR Holders. The rights and restrictions set forth in Section 2.6 shall not apply to such sale.

Section 3.3    Confidentiality.

(a)    The Company may make available to the Holders from time to time certain information about the Company. Each Holder hereby agrees that any Confidential Information (as defined below), whether prepared by the Company, its Agents (as defined below) or otherwise and irrespective of the form of communication, which is furnished to a Holder or to a Holder’s Agents now or in the future by or on behalf of the Company shall be governed by this Section 3.3, and each Holder further agrees to treat any Confidential Information in accordance with the provisions of this Agreement, and to take or abstain from taking certain other actions as hereinafter set forth. A party’s “Agents” shall include the directors, officers, employees, agents, partners or advisors of such party (including, without limitation, attorneys, accountants, consultants and financial advisors). The term “Confidential Information” shall mean any financial, technical, commercial or other information, verbal, visual or written, disclosed to such Holder or its Agents, that relates to the Company (including information concerning any business or assets of any third party), and is not generally available to others. Confidential Information shall include any notes, analyses, compilations, studies, interpretations or other documents prepared by such Holder or its Agents (as defined below) based upon, containing or otherwise reflecting, in whole or in part, the Confidential Information described in the immediately preceding sentence. Confidential Information shall not include any information which (a) such Holder can demonstrate was already known to it before such disclosure; (b) such Holder can demonstrate was independently developed by it without use of or reference to the Confidential Information; (c) is now or hereafter becomes generally available to the public other than as a result of a disclosure by a Holder or a Holder’s Agents; or (d) is or becomes available to such Holder on a nonconfidential basis from a source (other than the Company) which, to the best of such Holder’s knowledge, is not prohibited from so disclosing such information to such Holder by a legal, contractual or fiduciary obligation.

(b)    Each Holder hereby agrees that it and its Agents shall use the Confidential Information solely for the purposes specified in this Agreement (the “Purpose”) and for no other purpose, that the Confidential Information will be kept confidential and that such Holder and its Agents will not disclose any of the Confidential Information in any manner whatsoever; provided, however, that (i) such Holder may make any disclosure of the Confidential Information which is expressly allowed by the Agreement or to which the Company gives its prior written consent, and (ii) any of the Confidential Information may be disclosed to such Holder’s Agents who need to know such information for the sole purpose of the Purpose, who are provided with a copy of this letter agreement and are bound by terms substantially similar to the confidentiality restrictions set forth herein. In any event, each Holder hereby agrees to undertake reasonable precautions to safeguard and protect the confidentiality of the Confidential Information, to accept responsibility for any breach of this letter agreement by any of its Agents, and at its sole expense to take all reasonable measures (including but not limited to court proceedings) to restrain its Agents from prohibited or unauthorized disclosure or uses of the Confidential Information.

(c)    In the event that a Holder or any of its Agents are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential

Information, such Holder shall provide the Company with reasonably prompt written notice, if permitted by applicable laws, of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, a Holder or any of its Agents are nonetheless, in the written opinion of counsel, legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt or suffer other penalty, such Holder or its Agents may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises such Holder is legally required to be disclosed, provided that such Holder exercise reasonable efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Company, if permitted by applicable laws, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal.

(d)    If a Holder no longer holds CVRs, if requested by the Company, such Holder will promptly return to the Company all physical originals and copies of the Confidential Information in its possession or in the possession of its Agents, and such Holder will destroy all other originals and copies (in every medium) of the Confidential Information in its possession or in the possession of its Agents, and such Holder will destroy all originals and copies (in every medium) of any notes, analyses, compilations, studies, interpretations or other documents prepared by it or its Agents based upon, containing or otherwise reflecting, in whole or in part, the Confidential Information; and such Holder shall provide the Company with a certificate of compliance with this sentence; provided, however, the foregoing obligations shall not require such Holder to destroy the hard drives of any computers that contain(ed) Confidential Information. Notwithstanding the return or destruction of the Confidential Information, such Holder and its Agents will continue to be bound by their obligations of confidentiality and nonuse and other obligations hereunder.

ARTICLE IV

AMENDMENTS

Section 4.1    Amendments without Consent of Holders.

(a)    Without the consent of the Holders, the Company, when authorized by a Board Resolution, at any time and from time to time, may enter into one or more amendments hereto:

(i)    to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein in a transaction contemplated by Section 5.1 hereof;

(ii)    to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors shall consider to be for the protection of the Holders; provided, that in each case, such provisions shall not adversely affect the interests of the Holders;

(iii)    to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided, that in each case, such provisions shall not adversely affect the interests of the Holders;

(iv)    to add, eliminate or change any provision of this Agreement unless such addition, elimination or change is adverse to the interests of the Holders; or

(v)    to add CVRs and Holders thereof to Exhibit A and to amend the Royalty Percentage, provided that such amendments, taken together, shall not reduce or decrease any Holder’s right to payments under this Agreement.

(b)    Promptly after the execution by the Company of any amendment pursuant to the provisions of this Section 4.1, the Company shall notify each Holder in writing, setting forth in general terms the substance of such amendment.

Section 4.2    Amendments with Consent of Majority of CVR Holders.

(a)    Subject to Section 4.1 (which amendments pursuant to Section 4.1 may be made without the consent of the Holders), with the consent of Majority of CVR Holders, the Company may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is in any way adverse to the interests of the Holders. Any such amendment shall be fully valid even if such amendment is signed only by the Company, provided a Majority of CVR Holders have consented thereto.

(b)    Promptly after the execution by the Company of any amendment pursuant to the provisions of this Section 4.2, the Company shall provide notice to the Holders setting forth in general terms the substance of such amendment.

Section 4.3    Effect of Amendments. Upon the execution of any amendment under this Article IV, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes every Holder shall be bound thereby.

Section 4.4    Waivers. A Majority of CVR Holders may waive any of the rights set forth in this Agreement on behalf of all Holders.

ARTICLE V

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 5.1    The Company May Consolidate, Etc.

(a)    The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety (the “Surviving Person”) shall expressly assume payment (if and to the extent required hereunder) of amounts on all the CVRs and the performance of every duty and covenant of this Agreement on the part of the Company to be performed or observed.

(b)    In the event the Company conveys, transfers or leases its properties and assets substantially as an entirety in accordance with the terms and conditions of this Section 5.1, the Company and the Surviving Person shall be jointly and severally liable for the payment of the CVR Payment Amount and the performance of every duty and covenant of this Agreement on the part of the Company to be performed or observed.

Section 5.2    Successor Substituted. Upon any consolidation of or merger by the Company with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 5.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if the Surviving Person had been named as the Company herein, and thereafter the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the CVRs.

Section 5.3    Transfer of Underlying Rights. Notwithstanding anything to the contrary, so long as the CVRs remain outstanding, the Company and its Affiliates may, directly or indirectly, by a sale or swap of assets, merger, reorganization, joint venture, lease, license or any other transaction or arrangement, sell, transfer, convey or otherwise dispose of their respective rights in and to the drug ficlatuzumab to any Person without the consent of any Holder. Pursuant to Section 2.4, Holders shall have a right to the proceeds of such transaction, including without limitation any ongoing royalty rights, stock payments or cash payments. At such time as no other proceeds are potentially payable, then this Agreement shall terminate following the final disbursement of any CVR Payment Amount as a result of such transaction.

ARTICLE VI

OTHER PROVISIONS OF GENERAL APPLICATION

Section 6.1    Notices to the Company. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement shall be sufficient for every purpose hereunder if in writing and delivered personally, or sent by email or sent by certified or registered mail (return receipt requested and first-class postage prepaid) or sent by a nationally recognized overnight courier (with proof of service), addressed as follows, and shall be deemed to have been given upon receipt, if to the Company, addressed to it at 2970 Wilderness Place, Suite 100, Boulder, CO 80301, or at any other address furnished in writing to the Holders by the Company in accordance with this Article VI.

Section 6.2    Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and emailed or mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in on Exhibit A hereto, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by email or mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 6.3    Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 6.4    Successors and Assigns. All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

Section 6.5    Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto, the Holders and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their permitted successors and assigns. The Holders shall have no rights or remedies hereunder except as expressly set forth herein.

Section 6.6    Governing Law. This Agreement and the CVRs shall be governed by and construed in accordance with the laws of the State of Delaware without regards to its rules of conflicts of laws.

Section 6.7    Legal Holidays. In the event that a CVR Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the CVR Payment Date.

Section 6.8    Severability Clause. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the court or other tribunal making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible so that the transactions and agreements contemplated herein are consummated as originally contemplated to the fullest extent possible.

Section 6.9    Counterparts. This Agreement may be signed in any number of counterparts (which may be effectively delivered by facsimile or other electronic means), each of which shall be deemed to constitute but one and the same instrument.

Section 6.10    Entire Agreement. This Agreement and represents the entire understanding of the parties hereto with reference to the CVRs and this Agreement supersedes any and all other oral or written agreements made with respect to the CVRs.

Section 6.11    Negotiation; Arbitration.

(a)    Before any arbitration pursuant to Section 6.11(b), the Company and the Holder(s) shall negotiate in good faith for a period of [***] days to resolve any controversy or claim arising out of or relating to this Agreement or the breach thereof.

(b)    After expiration of the [***] period contemplated by Section 6.11(a), such controversy or claim, including any claims for breach of this Agreement, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Company and/or any Holder (or Holders) of more than [***] of the outstanding CVRs may initiate an arbitration for any matter relating to this Agreement. The number of arbitrators shall be three. Within [***] days after the commencement of arbitration, each party shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within [***] days of their appointment. If the arbitrators selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. The place of the arbitration shall be Denver, Colorado. The arbitrators shall be lawyers or retired judges with experience in the life sciences industry and with mergers and acquisitions. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of both parties. Any award payable in favor of the Holders as a result of arbitration shall be paid by the Company to the Holders to be distributed on the next CVR Payment Date in the manner provided in Section 2.4 and in accordance with the terms of this Agreement. The Company and the Holder bringing the claim shall pay in equal halves all fees and expenses of the arbitration forum, including the costs and expenses billed by the arbitrators in connection with the performance of their duties described herein; provided, however, that if the arbitrators rule in favor of the Company, an amount equal to the half of the arbitrators’ fees and expenses paid by the Company shall be offset against the soonest CVR Payment Amount, if any, and if the arbitrators rule in favor of the Holder, an amount equal to the half of the arbitrators’ fees and expenses paid by the Holder shall be paid by the Company to the Holders to be distributed on the next CVR Payment Date, in the manner provided in Section 2.4 and in accordance with the terms of this Agreement. Each party to the arbitration shall be responsible for its own attorney fees, expenses and costs of investigation.

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CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

COMPANY:

BIODESIX, INC.

By:	/s/ David Brunel
Name:	David Brunel
Title:	President and Chief Executive Officer

CONTINGENT VALUE RIGHTS AGREEMENT SIGNATURE PAGE

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

HOLDERS:

MANLIA LIMITED

By:	/s/ Paul Ingrouille
Name:	Paul Ingrouille
Title:	Authorized Signatory

By:	/s/ Nicola Mauger
Name:	Nicola Mauger
Title:	Authorized Signatory

CONTINGENT VALUE RIGHTS AGREEMENT SIGNATURE PAGE

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

HOLDERS:

EDWARD M. GILES REVOCABLE TRUST

By:	/s/ Edward M. Giles
Name:	Edward M. Giles
Title:	Trustee

CONTINGENT VALUE RIGHTS AGREEMENT SIGNATURE PAGE

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

HOLDERS:

OMNIVEST BERMUDA LTD

By:	/s/ Frits Besselaar
Name:	Frits Besselaar
Title:	President

CONTINGENT VALUE RIGHTS AGREEMENT SIGNATURE PAGE

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

HOLDERS:

/s/ Matthew Strobeck MATTHEW STROBECK

CONTINGENT VALUE RIGHTS AGREEMENT SIGNATURE PAGE

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

HOLDERS:

/s/ George F. Ohrstrom GEORGE F. OHRSTROM

CONTINGENT VALUE RIGHTS AGREEMENT SIGNATURE PAGE

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

HOLDERS:

DRD FAMILY PARTNERSHIP

By:	/s/ Rod Dammeyer
Rod Dammeyer, General Partner

CAC, LLC

By:	/s/ Rod Dammeyer
Rod Dammeyer, Managing Member

CONTINGENT VALUE RIGHTS AGREEMENT SIGNATURE PAGE

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

HOLDERS:

/s/ Jack Schuler
JACK SCHULER

TANYA EVA SCHULER, TRUST

By:	/s/ Jack Schuler
Jack Schuler, Authorized Signatory

THERESA HEIDI SCHULER, TRUST

By:	/s/ Jack Schuler
Jack Schuler, Authorized Signatory

TINO HANS SCHULER, TRUST

By:	/s/ Jack Schuler
Jack Schuler, Authorized Signatory

SCHULER GRANDCHILDREN LLC:

By:	/s/ Jack Schuler
Jack Schuler, Manager

SCHULER GC 2010 CONTINUATION TRUST

By:	/s/ Jack Schuler
Jack Schuler, Authorized Signatory

CONTINGENT VALUE RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

HOLDERS:

JOHN-PATIENCE TRUST, DATED JULY 23, 1993

By:	/s/ John Patience
John Patience, Trustee